SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMBEV S.A.

(Exact Name of Registrant as Specified in Its Charter)

Federative Republic of Brazil (State of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification No.)
Rua Dr. Renato Paes de Barros, 1017, 3rd floor Sao Paulo, SP, 04530-001 Federative Republic of Brazil (Address of Principal Executive Offices)	NOT APPLICABLE (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ❑

Securities Act registration statement file number to which this form relates:    333-189656

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, without par value.* American Depositary Shares (as evidenced by American Depositary Receipts), each representing one common share of Ambev S.A., without par value.	New York Stock Exchange New York Stock Exchange

*        Not for trading purposes, but only in connection with the listing on The New York Stock Exchange of the American Depositary Shares representing those common shares, pursuant to the requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act:              None.

Item 1:      Description of Registrant’s Securities to be Registered

The description of the securities to be registered is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-4 (Registration No. 333-189656) relating to such securities, filed pursuant to Rule 145(a) under the Securities Act of 1933, as amended (the “Prospectus”).  The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2:      Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMBEV S.A.

By:	/s/ João Mauricio Giffoni de Castro Neves
Name: Title:	João Mauricio Giffoni de Castro Neves Chief Executive Officer

By:	/s/ Nelson José Jamel
Name: Title:	Nelson José Jamel Chief Financial Officer

Date: October 31, 2013